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                          EXHIBIT 10.6


     In accordance with Instruction 2 to Item 601(a) of
Regulation S-K, the following documents have been omitted from filing with the Registrant's Form 10-Q since they are substantially identical in all material respects to documents that have been previously filed by the Registrant and which are incorporated herein by reference. Set forth below is the name of each such omitted document and the material details in which each such document differs from the previously filed document:

     1. Note of CFSB Corporation, dated January 25, 1993, payable to Southwestern Life Insurance Company as assignee of Consolidated Fidelity Life Insurance Company is omitted from filing since it is substantially similar to Exhibit 10.2 to this Form 10-Q, with the exception of the parties thereto and the principal amount ($46,266,675).

     2. Loan Agreement, dated January 25, 1993, between CFSB Corporation and Southwestern Life Insurance Company, as assignee of Consolidated Fidelity Life Insurance Company is omitted from filing herewith since it is substantially similar to Exhibit 10.3 to this Form 10-Q, with the exception of the parties thereto and the principal amount ($46,266,675).

     3. Note of James M. Fail, dated January 25, 1993, payable to Southwestern Life Insurance Company as assignee of Consolidated Fidelity Life Insurance Company is omitted from filing herewith since it is substantially similar to Exhibit 10.4 to this Form 10-Q, with the exception of the parties thereto and the principal amount ($32,210,202).

     4.   Loan Agreement, dated January 25, 1993, between James
          M. Fail and Southwestern Life Insurance Company as assignee of Consolidated Fidelity Life Insurance Company is omitted from filing herewith since it is substantially similar to Exhibit 10.5 to this Form 10-Q, with the exception of the parties thereto and the principal amount ($32,210,202).


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